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              SEPTEMBER 25, 1996 - INFORMATION ON DISTRIBUTION   EXHIBIT 28.5
                                 TO CERTIFICATEHOLDERS

Bear Stearns Mortgage Securities Inc.
Mortgage Pass-Through Certificates, Series 1996-2
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                        Principal Amt
            Original    Outstanding                                                          Ending
Certificat  Principal     Prior to    Interest   Interest      Interest    Principal      Principal Amount
  Class      Amount      Distribution   Rate     Accrued     Distributed    Payable        Outstanding

   1-A     $30,088,323   $29,239,790    7.000%    $170,692      $170,692     $179,564      $29,060,226



           $30,088,323   $29,239,790              $170,692      $170,692     $179,564      $29,060,226




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